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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                          SUN HYDRAULICS INCORPORATED


                 The undersigned, desiring to organize a corporation (the "Corporation") under the General Corporations Law of the State of Delaware (the "GCL"), hereby states as follows:

                1. NAME. The name of the Corporation is SUN HYDRAULICS INCORPORATED.

                2. ADDRESS AND REGISTERED AGENT. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                3. PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the GCL.

                4. AUTHORIZED SHARES. The total number of shares of all classes of Capital Stock which the Corporation shall have the authority to issue is 22,000,000 shares, consisting of (i) 20,000,000 shares of common stock, $.001 par value per share (the "Common Stock"), and (ii) 2,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock"). The designation, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations and restrictions thereof in respect of each class of Capital Stock of the Corporation are as follows:

                          A. COMMON STOCK. Each holder of record of shares of Common Stock shall be entitled to vote at all meetings of the stockholders and shall have one vote for each share held by him of record. Subject to the prior rights of the holders of all classes or series of stock at the time outstanding having prior rights as to dividends, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board of Directors"), out of the assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                          B. PREFERRED STOCK. Subject to the terms contained in any designation of a series of Preferred Stock, the Board of Directors is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the Corporation or any series of any class of Preferred Stock:

                               (1)         the designation of such class or
                 series, the number of shares to constitute such class or series which may be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, and the stated value thereof if different from the par value thereof;
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                               (2)         whether the shares of such class or
                 series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                               (3) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

                               (4) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                               (5) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                               (6) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                               (7) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                               (8) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

                               (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

                              (10)         the ranking (be it pari passu,
                 junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

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                              (11)         any other powers, preferences and
                 relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

         The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

                5. NAME AND MAILING ADDRESS OF INCORPORATOR. The name and mailing address of the incorporator is Gregory C. Yadley, 101 E. Kennedy Blvd., Suite 2800, Tampa, Florida 33602.

                6. NAMES AND MAILING ADDRESSES OF DIRECTORS. The powers of the incorporator of the Corporation shall terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware and the names of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:

                                Arthur B. Bodley
                             1000 North Main Street
                                Akron, OH 44310

                                Robert E. Koski
                          1500 West University Parkway
                          Sarasota, Florida 34243-2290

                                 James G. March
                                837 Tolman Drive
                               Stanford, CA 94305

                                 Clyde G. Nixon
                          1500 West University Parkway
                          Sarasota, Florida 34243-2290

                                 Curtis J. Timm
                              1424 Westbrook Drive
                               Sarasota, FL 34231

                                 Taco Van Tijn
                               71-73 Carter Lane
                                     London
                                England EC4 5EQ

                                 David Wormley
                              101 Hammond Building
                           University Park, PA 16802

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                7.        MANAGEMENT OF THE CORPORATION. The following
provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and its directors and stockholders:

                          A. NUMBER, CLASS AND TERM. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of Directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class
         III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Immediately following the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware, Messrs. Bodley, Koski and March shall be designated to serve as Class I directors for a one-year term, Messrs. Nixon and Timm shall be designated to serve as Class II directors for a two-year term and Messrs. Van Tijn and Wormley shall be designated to serve as Class III directors for a three-year term. At each annual meeting of stockholders beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                          B. VACANCIES. Subject to the rights of holders of any series of Preferred Stock then outstanding, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

                          C. REMOVAL. Subject to the rights of holders of any series of Preferred Stock then outstanding, any director or the entire Board of Directors, may be removed from office at any time, but only for cause by an affirmative vote of the holders of a majority of the then outstanding shares of voting stock.

                          D. RIGHTS OF PREFERRED STOCK. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this

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         Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 7 unless expressly provided by such terms.

                          E. BALLOT. Election of directors need not be by ballot unless the By-Laws so provide.

                          F. POWERS. In addition to the powers and authorities hereinabove or by statute expressly conferred upon them, the directors hereby are empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any By-Laws from time to time made by the stockholders; provided, however, that no By-Law so made shall invalidate any prior act of the directors which would have been valid if such By-Law had not been made.

                          G. BY-LAWS. Except to the extent prohibited by law, the Board of Directors shall have the power to make, alter, amend, change, add to or repeal the By-Laws of the Corporation and to establish the rights, powers and procedures that from time to time shall govern the Board of Directors and each of its members and that from time to time shall affect the Board of Directors' powers to manage the business and affairs of the Corporation, and no By-Law shall be adopted by the stockholders of the Corporation which shall impair or impede the implementation of the foregoing.

                8. COMPROMISE. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under
Section 279 of Title 8 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                9. SPECIAL STOCKHOLDER MEETINGS. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board, the President or by a majority of the members of the Board of Directors. Special meetings may not be called by any other person or persons.

               10. WRITTEN ACTION. If the outstanding shares of the Common Stock are held of record by more than thirty (30) shareholders, then no action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting of such stockholders.

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               11.        LIABILITY FOR MONETARY DAMAGES. No director shall be
personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section 11 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omission of such director occurring prior to such amendment.

               12. INDEMNIFICATION. The Corporation shall, to the full extent permitted by Section 145 of the GCL, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. The indemnification provided by this Section 12 shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under the By-Laws of the Corporation, by agreement, vote of the stockholders or disinterested directors of the Corporation or otherwise.

               13. AMENDMENTS. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation or in the By-Laws of the Corporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that subject to the powers and rights provided for herein with respect to Preferred Stock issued by the Corporation, if any, but notwithstanding anything else contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the then outstanding shares of the voting stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, Section 7, 8, 9, 10, 11, 12 or this Section 13 of this Certificate of Incorporation.

                 IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation this 26th day of September, 1996.


                                                /s/  Gregory C. Yadley
                                                ------------------------------
                                                Gregory C. Yadley
                                                Incorporator

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